                                                                      EXHIBIT 11

                                                                  Conformed Copy
                                                                  --------------





                             TERMINATION AGREEMENT


          THIS TERMINATION AGREEMENT (this "Agreement") is dated as of August 25, 1996, by and among SILVER KING COMMUNICATIONS, INC., a Delaware corporation ("Silver King"), BDTV INC., a Delaware corporation formerly named Silver Management Company ("BDTV"), LIBERTY PROGRAM INVESTMENTS, INC., a Wyoming corporation ("Liberty Program"), and LIBERTY HSN, INC., a Colorado corporation and a wholly owned subsidiary of Liberty Program Investments, Inc. ("Liberty HSN").

                                   RECITALS:

          WHEREAS, Liberty HSN owns 17,566,702 shares of the Common Stock, par value $.01 per share (the "Company Common Stock"), of Home Shopping Network, Inc., a Delaware corporation (the "Company"), and 20,000,000 shares of the Class B Common Stock, par value $.01 per share (the "Company Class B Stock") of the Company (collectively, the "Company Shares");

          WHEREAS, BDTV, Liberty Program and Liberty HSN are parties to an agreement and plan of merger, dated as of November 27, 1995 (the "BDTV-Liberty Merger Agreement"), pursuant to which Liberty HSN would be merged with and into BDTV, as a result of which BDTV would be the surviving corporation (the "BDTV-Liberty Merger");

          WHEREAS, Silver King and BDTV are parties to an exchange agreement, dated as of November 27, 1995 (the "Exchange Agreement"), pursuant to which, simultaneously with the consummation of the BDTV-Liberty Merger, BDTV would acquire the Company Shares and, in exchange therefor, would issue to BDTV 4,855,436 shares of Common Stock, par value $.01 per share, of Silver King, and 6,082,000 shares of Class B Common Stock, par value $.01 per share, of Silver King;

          WHEREAS, the Boards of Directors of Silver King, House Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Silver King ("Sub"), the Company and Liberty HSN and the Special Committee of the Board of Directors of the Company have each approved the terms and conditions of the business combination between Silver King and the Com pany to be effected by the merger (the "Merger") of Sub with and into the Company, pursuant to the terms and subject to the conditions of the Agreement and Plan of Exchange and Merger, dated as of the date hereof (the "Exchange and Merger Agreement"), and the General Corporation Law of the State of Delaware, and each deems the Merger advisable and in the best interests of each corporation; and

          WHEREAS, in furtherance of the Exchange and Merger Agreement and the transactions contemplated thereby, each of BDTV, Liberty Program and Liberty HSN desires to terminate the BDTV-Liberty Merger Agreement pursuant to Section 6.1(i) thereof, and each of Silver King and BDTV desires to terminate the Exchange Agreement pursuant to Section 6.1(i) thereof.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement, the parties agree as follows:
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          1.   The BDTV-Liberty Merger Agreement shall be terminated pursuant to
Section 6.1(i) thereof and all rights and obligations of the parties thereunder shall be extinguished effective immediately upon the due execution and delivery of the Exchange and Merger Agreement by the parties thereto.

          2. The Exchange Agreement shall be terminated pursuant to Section 6.1(i) thereof and all rights and obligations of the parties thereunder shall be extinguished effective immediately upon the due execution and delivery of the Exchange and Merger Agreement by the parties thereto.

          3. This Agreement also constitutes the prior written consent of Liberty Program for the termination of the Exchange Agreement pursuant to
Section 4.6 of the BDTV-Liberty Merger Agreement and the prior written consent of Silver King for the termination of the BDTV-Liberty Merger Agreement pursuant to Section 4.6 of the Exchange Agreement.

          4. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

          5. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be considered one and the same instrument.

                                      -2-
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                       SILVER KING COMMUNICATIONS, INC.



                                       By: /s/ Barry Diller
                                           -------------------------------------
                                           Name:   Barry Diller
                                           Title:  Chairman of the Board and
                                                   Chief Executive Officer


                                       BDTV INC.



                                       By: /s/ Barry Diller
                                           -------------------------------------
                                           Name:   Barry Diller
                                           Title:  President


                                       LIBERTY PROGRAM INVESTMENTS, INC.



                                       By: /s/ Robert R. Bennett
                                           -------------------------------------
                                           Name:    Robert R. Bennett
                                           Title:  Executive Vice President

                                       LIBERTY HSN, INC.



                                       By: /s/ Robert R. Bennett
                                           -------------------------------------
                                           Name:     Robert R. Bennett
                                           Title:    Executive Vice President

                                      -3-